Exhibit 10.1 – Accounts Receivable Credit Facility with Greystone Commercial Services L.P.

FACTORING AGREEMENT

THIS FACTORING AGREEMENT (this "Agreement") dated as of November 30, 2009, is entered into by and between ANCHOR FUNDING SERVICES, LLC, a North Carolina limited liability company ("Seller") and GREYSTONE COMMERCIAL SERVICES LP, a Delaware limited partnership ("Greystone"). In consideration of the mutual covenants and agreements contained herein, Seller and Greystone hereby agree as follows:

1. SALE OF ACCOUNTS.

(a)           Sale of Accounts. Seller hereby sells, assigns and transfers to Greystone, and Greystone hereby purchases as absolute owner, all of Seller's present and future accounts purchased by Seller under a Client Factoring Agreement (as defined below) or created by or arising out of the sale of goods or services rendered by Seller, including all accounts arising from sales made and services rendered under any of Seller's trade names or through any of its divisions (each individually an "Account" and collectively the "Accounts"). Concurrently with each Account sold to Greystone hereunder, Seller hereby also sells, transfers, assigns and otherwise conveys to Greystone all right, title and interest of Seller in and to all related rights (but not obligations) of Seller with respect to such Account, including all Client Factoring Documents (as defined below), contract rights, guarantees, letters of credit, liens in favor of Seller, insurance and other agreements and arrangements of whatever character from time to time supporting or securing payment of such Account and all right, title and interest of Seller in any related goods, including Seller's rights and remedies under the Uniform Commercial Code (the "UCC"), under other applicable law and under equity (including all reclamation rights). No sale, transfer, assignment and conveyance of an Account or its related rights hereunder shall constitute or result in an assumption by Greystone of any obligation of Seller or any other person in connection with such Account or related rights or under any agreement or instrument relating thereto. Upon the sale of any Accounts to Greystone, Seller will promptly make proper entries on its books and records disclosing the absolute sale of all such Accounts to Greystone.

(b)           Assignments. Seller agrees to execute and deliver to Greystone a written assignment ofthe Accounts purchased hereunder, together with a copy of all invoices relating to such Accounts, and evidence of delivery of the related goods or performance of the related services (and, if requested, the original purchase orders) as Greystone may request to further evidence the sale and assignment of such Accounts and related rights to Greystone hereunder, all in a form and substance satisfactory to Greystone. Seller may deliver such information by providing Greystone access to such information on Seller's servers and computer system. Each officer, representative or agent of Seller executing any such assignments on behalf of Seller shall be deemed to have the power and authority from Seller to execute such assignments.

(c)           Risk of Non-Payment. Notwithstanding any other provision contained herein, Greystone shall not be deemed to have assumed any risk of non-payment with respect to any Accounts purchased hereunder, it being understood and agreed by Seller that all Accounts purchased hereunder shall be at Seller's sole and exclusive risk and with full recourse back to Seller if payment is not made on any such Account for any reason whatsoever.

(d)           Invoicing.

(i) Each of Seller's invoices for all Accounts purchased or pledged hereunder (including all Accounts purchased by Seller under any Client Factoring Agreement) shall bear a notice (in form and content approved by Greystone) that such Account represented thereby has been sold, assigned and transferred to Seller, and is owned by and payable only to Seller at either P.O. Box 602151, Charlotte, NC 28260-2151 or P.O. Box 79707, City of Industry, CA 91716-9707 (the "Remittance Address") (or, upon notice from Greystone, another post office box of Greystone) and, in the case of payments to be effected by wire transfer or other electronic means, the related invoice must set forth, as the sole bank account for such payment, a bank account of Greystone (or a third party designated by Greystone) designated by Greystone from time to time. Greystone shall have the exclusive and unrestricted access to the Remittance Address. All invoices shall be mailed by Seller to its account debtors at Seller's expense (unless otherwise consented to in writing by Greystone).

(ii) Except as otherwise may be agreed to in writing by Greystone from time to time, Greystone will not purchase any Account whose terms are greater than NET 30 DAYS. After an Account has been purchased by Greystone, Seller shall not have the right to vary the terms of sale set forth in the invoice relating to such Account, or any other aspect of the Account, except in Seller's capacity as servicing agent for Greystone for purposes of the collection of such Accounts as set forth in Section 8 hereof.

(iii) Seller shall electronically transmit to Greystone all information reasonably requested by Greystone on each Account purchased hereunder via Greystone's on-line Internet based communication and account management system (the "Greystone On-Line System"), by either (1) directly keying or (2) uploading such information.

(e)           Purchase Price. Greystone shall purchase each Account for the Face Amount of such Account, less the applicable Discounts (as defined below), if any, relating thereto (the "Purchase Price"). The "Face Amount" of an Account shall mean the gross face amount of Seller's invoice.

(f)           Payment of Purchase Price. The Purchase Price for an Account purchased hereunder shall be paid to Seller by Greystone in immediately available funds on the day Greystone receives the proceeds of collection for such Account, subject to the Reserve Balance (as defined below) requirements set forth herein; provided, however, no checks, drafts or other instruments received by Greystone shall constitute final payment of an Account unless and until such instruments have actually been collected.

(g)           Discounts. The Purchase Price for the Accounts originally owing to Eligible Clients (as defined below) that are purchased hereunder and with respect to which Accounts (i) Seller shall have requested that Greystone make an Advance against and (ii) that Greystone shall have actually made an Advance against ("Eligible Client Accounts") will be reduced by the amount of the discount (the "Discount") paid to Greystone, such Discount to be deducted from any sums otherwise due Seller. The base Discount for each Eligible Client Account purchased hereunder shall be equal to one-half percent (.50%) of the face amount of the invoice for such Account; provided, however, an additional 1.0% of the face amount of the subject invoice shall be added to the base Discount for any Eligible Client Account for which Seller does not comply with Section 1(d) (iii) of this Agreement. Beginning with the 31st day from date Greystone purchases the invoice evidencing an Eligible Client Account, the Purchase Price of such Account will be subject to an additional Discount of 0.016% for each one (1) day period or part thereof such Account remains unpaid to Greystone (provided such Account has not become a Chargedback Account, as defined below). The aggregate minimum Discounts collected by Greystone for Eligible Client Accounts purchased hereunder shall be $15,000 per calendar month or a pro-rata portion thereof for any partial months (the "Minimum Monthly Discounts"). If the aggregate amount of Discounts collected by Greystone during any month is less than the Minimum Monthly Discounts, the amount of such deficiency shall be due and payable by Seller on the first day of the month immediately following each month in which the total Discounts collected were less than the Minimum Monthly Discounts. For avoidance of doubt, no Discount shall be deducted from or payable by Seller with respect to any Account which is not an Eligible Client Account. Seller must obtain Greystone's prior written consent for any Account with an invoice issued on terms greater than "Net 30 days". As of the date hereof, the Accounts with respect to which Greystone has consented to invoices being issued on terms in excess of 30 days are identified on Exhibit A attached hereto.

2. ADVANCES.

(a)    Advances. At Seller's request, Greystone may, in Greystone's sole discretion, make advances (each an "Advance") to Seller prior to the collection of Eligible Accounts (as defined below) purchased hereunder of up to ninety percent (90)% (the "Advance Rate") of the Face Amount of such Eligible Account (but not to exceed the amount advanced on such Eligible Account to be made by Seller to the subject Eligible Client (as defined below); provided, however, notwithstanding the foregoing, the aggregate outstanding amount of Funds Employed (as defined below) shall not exceed the Maximum Funds Employed at any time. As used herein, the term (the "Maximum Funds Employed") shall mean $7,000,000; provided, however, Seller may request that Greystone increase the Maximum Funds Employed in increments of $1,000,000 up to an amount not to exceed $9,000,000 as long as (i) no Event of Default has occurred and be continuing at such time, (ii) Seller pays to Greystone the facility fee for such increase as set forth in Subsection 9(b) below, (iii) such request is delivered in writing to Greystone at least two (2) Business days prior to the effective date of any such increase, and (iv) Seller shall have established the new Minimum Equity Advance (as defined below) applicable to the increase in Net Funds Employed. Seller understands and agrees that Greystone, at its option, may decrease the Advance Rate for Accounts of any Eligible Client by one percentage point for each percentage point that such Client's Dilution Percentage exceeds three percent (3%) during any two (2) consecutive month period (which are subject to change from time to time by Greystone in its business judgment) during any two consecutive month period. As used herein, the term "Dilution Percentage" with respect to each Eligible Client during any period of measurement, the quotient (expressed as a percentage) obtained by dividing (i) the aggregate amount by which the Accounts of such Client are reduced for a reason other than the collection of the proceeds of the Accounts during such period, k (ii) the average amount of gross sales of such Client during such period. The Dilution Percentage shall be determined by Greystone based on its reviews of (1) the periodic financial and collateral reports submitted by the Seller to Greystone, (2) the periodic field examinations of the Seller conducted by Greystone from time to time, and (3) such other information as Greystone exercising reasonable business judgment ("Business Judgment")deems applicable. Seller agrees to maintain at all times an Equity Advance (as defined below) of at least $1,000,000 (the "Minimum Equity Advance"); provided, however, the Minimum Equity Advance if the Net Funds Employed increases to $8,000,000 or $9,000,000 will be $1,250,000 and $1,500,000, respectively. If at any time Seller fails to maintain the Minimum Equity Advance and has not provided Greystone within one (I) Business Day thereafter with evidence satisfactory to Greystone that Seller has cured such failure and now meets the Minimum Equity Advance, Greystone, at its option, may decrease the Advance Rate for Accounts of all Eligible Clients by an amount determined by Greystone in its sole discretion. As used herein, the term "Equity Advance" is determined at any time by subtracting (i) the aggregate amount advanced by Greystone hereunder at any time, from (ii) the aggregate amount advanced by Seller to its Clients at such time.

(b)   Eligible Accounts. As used herein, the term, "Eligible Accounts" shall mean the Accounts purchased hereunder that (i) comply with all representations, warranties, and covenants contained in Section 5(b) of this Agreement, (ii) are within the approved credit limits established by Greystone from time to time for the subject account debtor, (iii) remain outstanding not more than ninety (90) days from the date of the original invoice for such Account, (iv) are due from an account debtor whose aggregate amount of accounts originally owing to an Eligible Client which remain outstanding more than ninety (90) days from the date of the original invoice date for such accounts does not exceed twenty-five percent (25%) of the aggregate amount of all Accounts originally owing by such account debtor to such Eligible Client (except as otherwise permitted in writing by Greystone in its discretion), (v) are purchased by Seller from an Eligible Client pursuant to an Eligible Client Factoring Agreement, (vi) are subject to a perfected, first, priority lien by Seller on the subject Client, and (vii) are not otherwise deemed ineligible by Greystone in its Business Judgment.

(c)   Additional Definitions. The following terms shall have the following meanings throughout this Agreement:

(i)   "Client" means an individual or entity that has entered into a Client Factoring Agreement with Seller.

(ii)   "Client Factoring Agreement" means a written agreement between Seller and a Client providing for the purchase of such Client's Accounts by Seller from time to time and such agreement is not materially different than the form factoring agreement attached hereto as Exhibit "B" (the "Factoring Agreement Form")..

(iii)   "Eligible Client" means a Client (1) whose principal place of business or chief executive offices are located in the United States of America, (2) who has entered into an Eligible Client Factoring Agreement with Seller, and (3) who is acceptable to Greystone in its sole discretion from time to time. The approval of a Client by Greystone shall not preclude the subsequent withdrawal of such approval if Greystone deems such withdrawal appropriate in its sole discretion.

(iv)   "Eligible Client Factoring Agreement" means a Client Factoring Agreement that (1) has not expired or been terminated, (2) has not been breached by the subject Client, (3) constitutes a legal, valid and binding obligation of the parties thereto, (4) does not violate any applicable laws (including, without limitation, any usury laws), and (5) is not materially different than the Factoring Agreement Form.

(v)   "Business Day" means any day that is not a Saturday, Sunday, or other day on which national banks are authorized or required to close.

(d)   Credit Limits. Greystone reserves the right to approve the credit of any account debtor prior to the purchase of any Account owing by such account debtor. Greystone may, but shall not be obligated to, establish maximum limits upon the balance of Accounts due from any account debtor which shall be deemed as Eligible Accounts hereunder. Greystone may withdraw any credit approval for an account debtor at any time for any Accounts not yet purchased by Greystone hereunder.

(e)   Seller's Right to Purchase. Notwithstanding Greystone's right (i) to approve Eligible Clients, Eligible Accounts and credit limits for account debtors or (ii) to make Advances only against Eligible Accounts, nothing contained in this Agreement shall limit or affect the right of Seller to purchase any Account of any of its Clients in accordance with Seller's factoring agreements with its Clients, in its sole discretion.

3. FUNDS EMPLOYED.

(a)           Funds Employed. The term "Funds Employed", as used herein, shall mean the aggregate amount of all outstanding Advances, Discounts, interest, fees, expenses and other indebtedness, liabilities and obligations owing by Seller to Greystone from time to time under this Agreement. All Funds Employed owing from time to time shall be due and payable by Seller on demand by Greystone.

(b)           Interest. The daily outstanding balance of the Funds Employed shall bear interest at a fluctuating rate per annum equal to the lesser of (i) an amount equal to the Prime Rate (as defined below), plus two percent (2.0%) (the "Contract Rate"), or (ii) the Maximum Rate (as defined below), each change in the interest rate to become effective without notice to Seller on the effective date of the change in Prime Rate or the Maximum Rate, as the case may be; provided, however, in no event shall the Contract Rate be less than five and one-quarter percent (5.25%). Interest shall be calculated on the basis of actual days elapsed but computed as if each year consists of 360 days. As used herein, the term "Prime Rate" shall mean the prime rate as quoted by The Wall Street Journal (Western Edition). If such prime rate as so quoted by The Wall Street Journal (Western Edition) is split between two or more different interest rates, then the Prime Rate shall be the highest of such interest rates. As used herein, the term "Maximum Rate" shall mean, at the time of determination, the maximum rate of interest which, under applicable law, may then be charged hereunder.

(c)           Proceeds of Accounts. Checks and all other proceeds received by Greystone in payment of any Account sold or pledged hereunder shall decrease the amount of the Funds Employed by the amount of such proceeds as soon as deposited in Seller's lockbox account. No checks, drafts or other instruments received by Greystone shall constitute final payment of an Account unless and until such instruments have actually been collected. If more than one Account purchased hereunder is originally owed to a Client by an account debtor and the check or other proceeds received from such account debtor by Greystone are not designated by such account debtor for the payment of a particular Account or Accounts, Greystone may apply such proceeds to the Account or Accounts which have the earliest invoice date(s) with respect to such Client.

4. RESERVE BALANCE.

(a)          Minimum Reserve Balance. Seller shall maintain a reserve balance (the "Reserve Balance") equal to at least the sum of the following (the "Minimum Reserve Balance"): (i) the greater of (1) ten percent (10%) of the Face Amount of each such outstanding Eligible Client Account and (2) that portion of the Face Amount of such Eligible Client Account for which Greystone does not make an Advance hereunder, and (ii) 100% of the Face Amount of the outstanding Accounts which are not Eligible Client Accounts (other than Chargedback Accounts).

(b)          Charges to Reserve Balance. The following shall be charged to the Reserve Balance and disclosed on monthly statements: (i) all Advances, Discounts, interest, fees, expenses and other indebtedness, liabilities and obligations owing by Seller to Greystone from time to time under this Agreement, and (ii) the amount of all Chargedback Accounts.

(c)          Chargedback Accounts. As used herein, the term "Chargedback Accounts" shall mean the following Accounts purchased by Greystone hereunder: (i) any Account purchased by Greystone hereunder that remains unpaid for any reason ninety (90) days after date of the invoice for such Account (or earlier if in Greystone's sole discretion such Account is determined to be uncollectible) or that is a Disputed Account (as defined below), (ii) all Accounts purchased by Greystone hereunder owing by a single account debtor if more than 25% of the aggregate amount owing under such Accounts remains unpaid for any reason ninety (90) days after date of the invoice for such Accounts (or earlier if in Greystone's sole discretion such Accounts are determined to be uncollectible) or are Disputed Accounts, and (iii) any Account with respect to which Greystone determines that there has been a breach of any representation or warranty made herein by Seller with respect to such Account. Any chargeback of a Chargedback Account does not constitute a reassignment of such Account by Greystone to Seller. As used herein, the term "Disputed Account" shall mean any Account subject to any deduction, defense, offset or claim asserted by the subject account debtor, regardless of whether Seller agrees with such assertion.

(d)           Deficiency in Reserve Balance. In the event the Reserve Balance is ever less than the Minimum Reserve Balance, Seller shall be obligated to pay Greystone an amount equal to such deficiency (the "Reserve Deficiency") within three (3) Business Days after written demand thereof by Greystone (a "Reserve Deficiency Demand").

(e)           Statements. All monthly statements of transactions between Greystone and Seller provided by Greystone to Seller via the Greystone On-Line System (including, without limitation, such statements with respect to the Accounts purchased and outstanding, Advances made and outstanding, the Reserve Balance, and the interest, fees, Discounts and expenses charged to Seller), absent a manifest error, shall be deemed final, binding and conclusive unless Greystone is notified by Seller in writing to the contrary within thirty (30) calendar days of such statement's availability to Seller, which notice shall be deemed an objection only to items specifically identified therein.

5. REPRESENTATIONS AND WARRANTIES.

Seller represents and warrants to Greystone the following:

(a)           Seller. Seller represents and warrants to Greystone that (i) Seller is duly organized, validly existing and in good standing under the laws of the state of its organization and is qualified and authorized to do business and is in good standing in all states in which failure to so qualify would result in a material adverse effect, (ii) the execution, delivery and performance of this Agreement by Seller have been duly authorized and this Agreement constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally), (iii) Seller is conducting its business in material compliance with applicable laws, (iv) Seller is not a debtor in any bankruptcy proceedings, insolvent, undergoing composition or adjustment of debts or unable to make payment of its obligations when due and no petition in bankruptcy has been filed by or against Seller or any of its affiliates, (v) Seller's principal place of business, chief executive office, the location where all records concerning its books of account and contract rights are kept, and the sole location of any property subject to the security interest granted herein is its address set forth on the signature page hereon, and (vi) Seller does business under no trade or assumed names other than TruckerFunds.com.

(b)           Accounts. Seller hereby represents and warrants to Greystone with respect to each Account sold by Seller to Greystone hereunder that (i) Seller is the sole owner of and obligee under such Account and has full power and is duly authorized to sell, assign and transfer such Account to Greystone hereunder, (ii) such Account is free and clear of any liens, claims or encumbrances whatsoever created by Seller or, to the best of Seller's knowledge, any other party, and upon each purchase by Greystone of such Account, Greystone will own such Account free and clear of any liens, claims or encumbrances whatsoever created by Seller or, to the best of Seller's knowledge, any other party, and to the best of Seller's knowledge the consideration received by Seller from Greystone for such Account is fair and adequate, (iii) to the best of Seller's knowledge, such Account arises out of a bona fide sale of conforming goods or the bona fide rendition of services by the subject Client, all underlying goods have been delivered to the account debtor or all underlying services have been rendered by such Client, in complete fulfillment of all of the terms and conditions of such Client's agreement with the account debtor (except as otherwise agreed in writing by Greystone), and the account debtor has accepted the goods or services to which such Account relates, (iv) to the best of Seller's knowledge such Account (or the goods related thereto) is not subject to or affected by any of the following types of agreement: consignment, sale on approval, conditional sale, guaranteed sale, sell or return, bill and hold or similar type of agreement, (v) such Account is denominated and payable only in United States dollars and constitutes the legal, valid and binding payment obligation of the account debtor, enforceable in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally), (vi) to the best of Seller's knowledge, such Account is current and not past due as of the date of purchase by Greystone, has not been paid by or on behalf of the account debtor in whole or in part, and is not and to the best of Seller's knowledge, will not be, subject to any dispute, rescission, set-off, recoupment, defense or counterclaim by the account debtor, other than returns and allowances provided in Subsection 8(a) hereof, (vii) to the best of Seller's knowledge as of the date of purchase by Greystone of such Account, the account debtor with respect to such Account is located (within the meaning of Section 9-307 of the applicable UCC) and has its principal executive offices within the United States, (viii) if the account debtor of such Account is the United States of America, any state or any department, agency or instrumentality of any of them, the applicable Client has assigned its right to payment of such Account to Seller pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. Sub-Section 3727 et seq. and 41 U.S.C. Sub-Section 15 et seq.) or has otherwise complied with other applicable statutes or ordinances, (ix) such Account is not owing by any owner, subsidiary or other affiliate of Seller, (x) such Account was purchased by Seller from the subject Client through a Client Factoring Agreement, and (xi) with respect to any Client that is in the transportation industry, (1) each invoices for all Accounts originally owing to such Client shall clearly state the pro number, date of shipment and delivery, points of origin and destination, container number, shipper number, accurate assessed rate, weight, volume or measurement of property transported and description of articles and number of packages, total charges to be collected including charges for special services, any advances or other deductions which reduce the amount collectable, the route of movement indicating the complete name of all carriers participating, and if the subject Account is an import Account due from a steamship company, the vessel name and voyage number, and (2) each such Accounts shall be supported by lawful, effective and complete bills of lading or other contract of carriage, together with a bona fide, genuine, valid and signed delivery receipts.

(c)           Taxes. Seller hereby represents and warrants to Greystone that (i) Seller has timely filed all federal, state and local tax reports and returns (including, without limitation, those with respect to withholding and sales taxes) required by any law or regulation to be filed by Seller and, except as disclosed by Seller to Greystone in writing, has paid when due all taxes, assessments, duties and charges levied or assessed against Seller or any of its assets (including without limitation, real and personal property taxes, assessments and charges and all franchise, income, employment, social security benefits, withholding, and sales taxes), and (ii) except as disclosed by Seller to Greystone in writing, to the best of Seller's knowledge there is no tax lien notice against Seller presently on file, judgment entered against Seller or levy on or attachment of its property outstanding or reasonably anticipated.

(d)           Financial Statements. Seller represents and warrants to Greystone that each statement of income and statement of cash flows now or hereafter furnished to Greystone fairly presents, in all material respects, the results of operations and cash flows of Seller for the period set forth therein, and that each balance sheet now or hereafter furnished to Greystone fairly presents, in all material respects, the financial condition of Seller as of the date set forth therein, all in accordance with generally accepted accounting principles.

(e)           Clients. Seller represents and warrants to Greystone that to the best of Seller's knowledge, (i) each Client is duly organized, validly existing and in good standing under the laws of the state of its organization and is qualified and authorized to do business and is in good standing in all states in which such qualification and good standing are necessary, (ii) the execution, delivery and performance of the Client Factoring Agreement by each Client have been duly authorized and such agreement constitutes the legal, valid and binding obligation of such Client, enforceable against such Client in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally), (iii) each Client is conducting its business in material compliance with applicable laws, and (iv) no Client is a debtor in any bankruptcy proceedings, insolvent, undergoing composition or adjustment of debts or unable to make payment of its obligations when due and no petition in bankruptcy has been filed by or against any Client or any of its affiliates.

Each representation and warranty of Seller contained in this Agreement shall be deemed to be made at and as of the date hereof and at and as of the date of each sale of Accounts to Greystone hereunder.

6. COVENANTS. So long as this Agreement shall be in effect or any of the Obligations shall be outstanding, Seller agrees and covenants that, unless Greystone shall otherwise consent in writing:

(a)          Books and Records. Seller will maintain its books and records in accordance with generally accepted accounting principles, applied on a consistent basis, at its chief executive office set forth on the signature page hereof.

(b)          No Other Liens. Seller will not execute any security agreement or financing statement covering any of the Accounts purchased hereunder or any of the Collateral, other than (i) liens and security interests securing indebtedness owing to Greystone, (ii) liens on any item of equipment acquired by the Seller prior to or after the date of this Agreement, provided that (1) each such lien shall attach only to the equipment acquired, and (2) the indebtedness secured by such lien is only the cost of acquiring such equipment by Seller, (iii) liens and security interest existing as of the date hereof which have been disclosed to and approved by Greystone in writing, (iv) liens which are subordinated to Greystone pursuant to a subordination agreement containing subordination and standstill provisions satisfactory to Greystone using its Business Judgment, and (v) security agreements and UCC financing statements granting and perfecting Seller's interest in Accounts it purchases from its Clients.

(c)          Notice of Significant Events. Seller agrees to notify Greystone in writing within one (1) Business Day after any officer or employee of Seller becomes aware of the occurrence of any of the following: (i) any claim or assertion by the account debtor with respect to any Account sold to Greystone hereunder which would cause such Account to be a Disputed Account; (ii) the filing of any federal or state tax lien or the issuance of a notice of material levy, assessment, injunction or attachment against any Accounts or other material assets of Client; (iii) the cessation of the business of any Client or the calling of a meeting of the creditors of any Client; (iv) the sale, pledge or other disposition of any of the ownership interests in any Client by any of its owners; (v) any change in the senior management of any Client; (vi) the commencement of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law by or against any Client or any account debtor with respect to any Account sold to Greystone hereunder; (vii) the termination or notice of termination of financing by Seller or any Client under any Client Factoring Agreement; or (viii) any written notice of default or acceleration by Seller to any Client.

(d)           Field Examinations. Seller agrees to permit Greystone to visit Seller's business locations and to examine, assess and make and take away copies of Seller's books and records at all reasonable times after at least three Business Days prior notice to Seller (no such prior notice being required after and during the occurrence of an Event of Default). Seller also agrees to pay all costs associated with up to two (2) of such field examinations each calendar year (such costs currently being $750 per day, per person, plus out-of-pocket expenses); provided, however, (i) each such field exam shall be completed in no more than two (2) days, and (ii) if an Event of Default has occurred hereunder, Seller will be obligated to pay all of the costs associated with all field examinations conducted by Greystone until such Event of Default has been waived in writing by Greystone.

(e)           Notice of Changes. Seller shall notify Greystone in writing 10 days prior to any of the following changes with respect to Seller and within 10 days after any officer or employee of Seller becomes aware of any of the following with respect to a Client: (i) the name of Seller or any Client or any of the names under which either is conducting business; (ii) the address of Seller's chief executive office or principal place of business as described on the signature page hereof or Client's executive office or principal place of business as described on the Client Factoring Agreement;

(iii) the jurisdiction of organization of Seller or any Client or the type of entity through which either conducts business;
(iv) any proposed change in the location of the books and records of Seller or any Client; or (v) any other material change in the business or affairs of Seller or any Client. Seller shall also notify Greystone in writing 30 days prior to Seller engaging any consultants or other independent contractors who will have significant input on the business strategy of Seller or who will manage the day-to-day business of Seller.

(1)   Taxes. Seller shall pay and discharge when due all assessments, taxes, governmental charges and levies, of every kind and nature, imposed upon Seller or its properties, income or profits (including without limitation, real and personal property taxes, assessments and charges and all franchise, income, employment, social security benefits, withholding, and sales taxes), prior to the date penalties would attach, and all lawful claims that, if unpaid, might become a lien or charge upon any of Seller's property, income or profits. Seller agrees to immediately notify Greystone, and provide Greystone copies, of the filing of or notice of intent to file any federal, state or local tax lien, or if any agreement is made by Seller with a taxing authority with respect to the payment of past due taxes, Seller shall promptly deliver to Greystone a copy of such agreement. Seller agrees to provide Greystone with copies of its payroll and sales tax returns or reports quarterly after requested by Greystone, together with evidence of the payment of the related taxes.

(g)          Liquidations; Mergers. Seller shall not merge or consolidate with or into any other entity or liquidate, dissolve or otherwise cease conducting business; provided, however, Seller shall be permitted to merger or consolidate with any other entity as long as (i) Seller is the surviving entity, (ii) Greystone's receives at least 15 days written notice prior to any such merger or consolidation, (ii) immediately prior to and after any such merger or consolidation no Event of Default exists, (iii) Seller delivers to Greystone all documents and financial information regarding the perspective transaction as is reasonably requested by Greystone, and (iv) Greystone consents in writing to such merger or consolidation using its Business Judgment.. Seller shall not consent to any Client merging or consolidating with or into any other entity.

(h)          Sale of Assets. Seller shall not sell, transfer or otherwise dispose of all or any material portion of its assets, other than the sale of inventory or equipment in the ordinary course of its business and replacement of obsolete equipment. Seller shall not consent to the sale, transfer or other disposition by any Client of all or any material portion of such Client's assets, other than the sale of inventory or equipment in the ordinary course of its business.

(i)   Aging Reports. Upon Greystone's demand from time to time, Seller agrees to deliver to Greystone within ten (10) days after each month, a detailed Accounts aging report and a detailed accounts payable aging report, each stated as of the last Business Day of the preceding month and in form and detail satisfactory to Greystone.

(j)           Financial Statements. Seller agrees to furnish to Greystone (i) within ninety (90) days after the last day of each fiscal year of Seller a consolidated statement of income and a consolidated statement of cash flows of Seller for such fiscal year, and a consolidated balance sheet of Seller as of the last day of such fiscal year, in each case prepared by the Seller, (ii) within twenty (20) days after the last day of each calendar month, a consolidated statement of income and a consolidated statement of cash flows of Seller for such month, and a consolidated balance sheet of Seller as of the last day of such month, in each case prepared by the Seller, (iii) within ninety (90) days after the last day of each fiscal year of Anchor Funding Services, Inc. (the "Parent") a consolidated and consolidating statement of income and a consolidated statement of cash flows of Parent for such fiscal year, and a consolidated and consolidating balance sheet of Parent as of the last day of such fiscal year, in each audited by an independent certified public accounting firm acceptable to Greystone, together with the notes to each such financial statement and a copy of any report or letter to management delivered to Seller by such accounting firm in connection therewith, and (iv) within twenty (20) days after the last day of each calendar month, a consolidated and consolidating statement of income and a consolidated and consolidating statement of cash flows of Parent for such month, and a consolidated and consolidating balance sheet of Parent as of the last day of such month, in each case prepared by the Parent. Seller also agrees to promptly furnish to Greystone, such additional financial and business non-confidential information concerning Seller, Parent and any Client as Greystone may reasonably request from time to time.

(k)   Prior Consent. Seller agrees not to do any of the following without Greystone's prior written consent: (i) amend in any material respect any Eligible Client Factoring Documents; (ii) release any collateral or any guarantors supporting any Eligible Client Factoring Agreement; or (iii) permit any Eligible Client to subordinate any debt or liens to any other party.

(I)    Other Notices. Seller agrees to notify Greystone in writing within one (1) Business Day after any officer or employee of Seller becomes aware of the occurrence of (i) the termination or receipt of notice of termination by Client of any Client Factoring Agreement, (ii) any material default under any Client Factoring Agreement, (iii) the bankruptcy or cessation of business of any Client, and (iv) any of the following with respect to any non-Eligible Client: (1) any material amendment of any Client Factoring Agreement or any other material Client Factoring Documents; (2) release any collateral or any guarantors supporting any Client Factoring Agreement; or (iii) permit any such Client to subordinate any debt or liens to any other party.

(m) Seller Reporting. Seller agrees to provide Greystone at all times with (i) "Full Read" access to Seller's FactorSoft system, and (b) access to Seller's server to view all invoices and related back-up documents. Seller agrees to provide Greystone with a copy of any field examination of any Eligible Client conducted by Seller promptly after the completion thereof.

7. RIGHTS OF GREYSTONE.

(a)          Notification of Account Debtors. Greystone shall have the right at any time, either before or after the occurrence of an Event of Default and without notice to Seller, to notify any or all account debtors of the sale or pledge of the Accounts to Greystone and to verify the amounts owing on such Accounts, to direct such account debtors to make payment of all amounts due or to become due to Seller directly to Greystone, to enforce collection of any Accounts purchased or pledged hereunder and to adjust, settle or compromise the amount or payment thereof.

(b)          Collections. All payments and collections received by Greystone on Accounts purchased hereunder shall belong to Greystone as owner of the Accounts. Seller authorizes Greystone to collect, sue for and give releases for and in the name of Seller or Greystone in Greystone's sole discretion, with respect to all amounts due on Accounts sold or pledged to Greystone hereunder. Seller specifically authorizes Greystone to endorse, in the name of Seller, all checks, drafts, trade acceptances or other forms of payment tendered by Account Debtors in payment of Accounts sold or pledged to Greystone hereunder and made payable to Seller. Greystone shall have no liability to Seller for any mistake in the application of any payment received with respect to any Account, IT BEING THE SPECIFIC INTENT OF THE PARTIES HERETO THAT GREYSTONE SHALL HAVE NO LIABILITY HEREUNDER FOR ITS OWN NEGLIGENCE, except for its own gross negligence and willful misconduct. Seller hereby waives notice of nonpayment of any Account sold to Greystone hereunder as well as any and all other notices with respect to such Accounts, demands or presentations for payment and agrees that Greystone may, without notice to or the consent of Seller, extend, renew or modify from time to time the payment of, or vary or reduce the amount payable under or compromise any of the terms of, any Account purchased by Greystone hereunder. Seller further authorizes Greystone (or its designee) to open and remove the contents of any post office box of Seller or Greystone (or its designee) which Greystone believes contains mail relating to Accounts, and in connection therewith or otherwise, to receive, open and dispose of mail addressed to Seller which Greystone believes may relate to Accounts, and in order to further assure receipt by Greystone (or its designee) of mail relating to such Accounts, to notify other parties including customers and postal authorities to change the address for delivery of such mail addressed to Seller to such address as Greystone may designate. Greystone agrees to deliver the contents of any such mail which does not relate to the Accounts to Seller (or, at the election of Greystone, to notify Seller of the address where Seller may take possession of such contents; provided, if Seller does not take possession of such contents within thirty (30) days after notice from Greystone to take possession thereof, Greystone may dispose of such contents without any liability to Seller).

(c)           Right to Perform. If Seller fails to perform any agreement or obligation provided herein (including without limitation, the payment and discharge of any taxes, liens or encumbrances affecting the Collateral), Greystone may itself perform, or cause performance of such agreement or obligation, and the expenses of Greystone incurred in connection therewith shall be a part of the Obligations, secured by the Collateral and payable by Seller on demand.

(d)           Right of Setoff. Greystone shall have the right at any and all times and in any and all proceedings and instances (including, but not limited to, bankruptcy, reorganization, receivership or insolvency of Seller), without prior notice to Seller, to setoff any amounts which Greystone may owe Seller against the outstanding Obligations.

(e)           Power of Attorney. Upon and during the continuance of an Event of Default, Seller hereby irrevocably appoints Greystone (and any employee, agent or other person designated by Greystone, any of whom may act without joinder of the others) as Seller's attorneys-in-fact in Seller's name, place and stead, to take all actions, execute and deliver all notices, negotiate such instruments and other documents, as may be necessary or advisable to permit Greystone (or its designee) to take any and all of the actions described in this Agreement or to carry out the purpose and intent thereof, as fully and for all intents and purposes as Seller could itself do, and hereby ratifies and confirms all that said attorneys-infact may do or cause to be done by virtue hereof, including, without limitation (i) to demand, collect, sue for, recover, receive and give acquittance and receipts for moneys due and to become due under the accounts purchased or pledged hereunder or the other Collateral, and (ii) to file any claims or take any action or institute any proceedings which Greystone may deem necessary or appropriate for the collection and/or preservation of the Accounts purchased hereunder and the Collateral or otherwise to enforce the rights of Greystone with respect to the Accounts purchased hereunder and the Collateral. This power of attorney is irrevocable and deemed coupled with an interest.

8. SERVICING AND COLLECTION OF ACCOUNTS.

(a)          Appointment of Servicing Agent. Greystone hereby appoints Seller as servicing agent for Greystone for the purpose of expediting the collection of Accounts purchased by Greystone hereunder. Seller, as servicing agent, agrees to maintain an active, on-going and regular dialogue with each delinquent account debtor. Seller further agrees, as servicing agent, to utilize all powers, influences, rights and to take every action within its control in accordance with its customary practices and applicable law to expedite the collection of the Accounts purchased by Greystone hereunder and direct such payments exclusively to Greystone. Seller, as servicing agent, agrees to (i) promptly forward to Greystone a copy of all credit memoranda or otherwise notify Greystone in writing upon Seller's knowledge of an adjustment an Account upon the subject Client accepting returns or granting allowances in the ordinary course of business, (ii) to promptly send duplicate copies thereof to Greystone, and (iii) settle any Disputed Account in the ordinary course of business as long as (I) the amount of such settlement does not exceed the lesser of $2,500 or five percent (5%) of the Face Amount of such Disputed Account without first obtaining Greystone's written consent to such settlement, and (2) such settlement occurs after notifying Greystone in writing of such settlement. After the occurrence of an Event of Default, Greystone reserves the right to terminate Seller as Greystone's servicing agent at any time with or without notice to Seller.

(b)          Protection of Greystone's Rights. Seller, as servicer, shall take no action which, nor omit to take any action the omission of which, would substantially impair the rights of Greystone in any Accounts purchased hereunder by Greystone.

(c)          Proceeds or Returned Goods Received by Seller. With respect to all accounts purchased by or pledged to Greystone from Seller hereunder, Seller shall direct all account debtors for such accounts to remit all payments pertaining to such accounts directly to the Authorized Remittance Address. All amounts and proceeds (including instruments and writings) received by Seller at any time in respect of any Accounts purchased hereafter shall be received in trust for the benefit of Greystone hereunder, shall be segregated from other funds of Seller and shall within three (3) Business Days after receipt by Seller (i) be paid over to Greystone in the same form as so received (with any necessary endorsement) to be applied in the same manner as payments received directly by Greystone, or (ii) be deposited at the Remittance Address. If any goods relating to an Account purchased by Greystone hereunder shall be returned to or repossessed by Seller or a Client, Seller shall give prompt notice thereof to Greystone after any officer or employees of Seller becomes aware thereof; and Seller or Client (as the case may be) shall hold such goods in trust for Greystone, separate and apart from their own property, and such goods shall be owned solely by Greystone and be subject to Greystone's direction and control. Seller or the applicable Client shall properly store and protect such goods and cooperate fully with Greystone in any subsequent disposition thereof for the benefit of Greystone. The provisions of this Subsection shall survive the termination of this Agreement.

9. FEES.

(a)           Facility Fee. Seller agrees to pay Greystone a facility fee equal to .50% of the Maximum Funds Employed concurrently with the execution hereof. As long as no Event of Default has occurred and is continuing, Seller agrees to consider Seller's requests for increases in the Maximum Funds Employed in increments of $1,000,000, up to an amount not to exceed $9,000,000. Seller agrees to pay Greystone a facility fee equal to .50% of any increase in the Maximum Funds Employed, payable concurrently with any such increase.

(b)           Processing Fees. Seller agrees to pay Greystone the following processing fees: (i) $1.25 handling fee for each Account/invoice mailed by Greystone; (ii) Greystone's cost for UCC, tax lien and other public record searches (after first determining that any searches made available by Seller are unacceptable to Greystone in its Business Judgment; (iii) Greystone's cost for overnight or other expedited delivery service; (iv) $25 per wire transfer (ACH transfer is free); and (v) $10 per check.

(c)           Early Termination Fee. In connection with any Early Termination (as defined below), Seller agrees to pay Greystone a fee ("Early Termination Fee") equal to the greater of (i) the Minimum Monthly Discounts multiplied by the number of calendar months (or part thereof) remaining from the termination date until the next Anniversary Date (as defined below), or (ii) the average monthly total Discounts and interest due to Greystone during the six (6) calendar months (or part thereof if less than six (6) calendar months has elapsed from the effective date of this Agreement through the termination date) immediately preceding the termination date, multiplied by the number of calendar months (or part thereof) remaining from the termination date until the next Anniversary Date.

(d)           Same Day Funding Fee. In the event Greystone, in its sole discretion, complies with a request from Seller to make an Advance on the same day that Greystone receives Seller's written request for an Advance, Seller agrees to pay Greystone a fee equal to one percent (1%) of the face amount of the Eligible Accounts related to such Advance.

(e)           Reserve Deficiency Fee. Unless a Reserve Deficiency was created with the prior written consent of Greystone, in the event Seller fails to pay the Reserve Deficiency within three Business Days after a Reserve Deficiency Demand, Seller shall be obligated to pay Greystone a fee equal to the greater of $100 or ten percent (10%) of such Reserve Deficiency.

10. COSTS, EXPENSES AND TAXES.

(a)           Attorneys' Fees. Seller agrees to pay or reimburse Greystone upon demand for all reasonable attorneys' fees, court costs and all other costs and expenses incurred by Greystone after an Event of Default has occurred and is continuing (whether or not litigation is commenced or judgment issued, and if litigation is commenced whether at trial or any appellate level) in connection with the enforcement of this Agreement, protecting or enforcing Greystone's ownership interest in the Accounts or its security interest in the Collateral, in collecting the Accounts or in the representation of Greystone in connection with any bankruptcy case or insolvency proceeding involving Seller, the Collateral or any account debtor of an Account. Such sums shall be a part of the Obligations, secured by the Collateral and payable by Seller to Greystone on demand.

(b)           Taxes. All taxes and governmental charges of any kind imposed with respect to the sale of goods or rendering of services relating to the Accounts shall remain for the account of, and be paid by, the subject Client.

(c)          UCC Filing Costs. All costs with respect to the filing of UCC financing statements, as well as all amendments, continuations and terminations related to any UCC financing statements, concerning Seller, any Client and their respective assets.

11. COLLATERAL.

(a)           Grant of Security Interest. In order to secure the payment of all Obligations, Seller hereby grants to Greystone a security interest in and lien upon all of Seller's right, title and interest in and to (i) all present and future accounts, contracts, contract rights, chattel paper, documents, instruments, drafts, acceptances, deposit accounts and general intangibles of Seller (including, without limitation, the Reserve Balance), all money and other funds of Seller which may now or hereafter come into the possession, custody or control of Greystone and in any case where an account arises from the sale of goods, all of Seller's and the subject Client's right, interest and interest in such goods (including, without limitation, all returned or repossessed goods and all of Seller's and the subject Client's rights of stoppage in transit, replevin and reclamation as an unpaid vendor), and all Client Factoring Documents and all of Seller's rights thereunder (including, without limitation, all reserve balances of the Clients); (ii) all inventory now or hereafter owned by Seller, and all accessions thereto and products thereof and documents therefore (iii) all equipment now or hereafter owned by Seller, (iv) all investment property now or hereafter owned by Seller, (v) all books and records pertaining to the foregoing, including but not limited to computer programs, data, certificates, records, circulation lists, subscriber lists, advertiser lists, supplier lists, customer lists, customer and supplier contracts, sales orders, and purchasing records, and (vi) all proceeds of the foregoing, including without limitation, all insurance payable by reason of loss or damage to the foregoing (collectively, the "Collateral"). As used herein, the term "Obligations" means all Advances, Discounts, interest, fees, expenses and other indebtedness, liabilities and obligations owing now or hereafter by Seller to (1) Greystone, whether under this Agreement or otherwise (including any indebtedness for goods and services purchased by Seller from any party whose accounts are factored or otherwise financed by Greystone) , or (2) any other person or entity owned or controlled by, or which owns or controls or is under common control or is otherwise affiliated with Greystone.

(b)           UCC Filings. Seller hereby authorizes Greystone to file in any jurisdiction Greystone may deem appropriate, with or without the signature of Seller, one or more financing statements, and all amendments and continuations with respect thereto, relating to the Collateral and hereby ratifies, confirms and consents to any such filings made by Greystone prior to the date hereof. Seller agrees to execute such other documents as Greystone may reasonably require to effectuate Seller's grant of a perfected lien in the Collateral to Greystone.

(c)           Client Factoring Documentation. Seller agrees to provide Greystone promptly after Greystone's demand true and correct copies of all Client Factoring Agreements and all related agreements and instruments (including, without limitation, all guaranties, security documents, UCC financing statements, and all amendments thereto) (collectively, the "Client Factoring Documents").

12. TERMINATION.

(a)          Termination. Seller may terminate this Agreement for any reason whatsoever, but only as of an Anniversary Date (as defined below) and then only by giving Greystone at least sixty (60) days prior written notice of the effective date of such termination; provided, however, Seller may terminate this Agreement at any time with five (5) days prior written notice to Greystone (an "Early Termination"), subject to the payment of the Early Termination Fee. If Seller does not submit for sale any Accounts to Greystone for a continuous thirty (30) day period, Greystone may deem such action as notice of an Early Termination by Seller. In connection with any termination of this Agreement by Seller, Greystone may require Seller to execute a general release of any liability for the benefit of Greystone and any of its owners, directors, officers, employees and agents, in a form satisfactory to Greystone. Greystone may, at Greystone's election, terminate this Agreement (i) for any reason whatsoever at any time by giving Seller written notice stating a termination date not less than thirty (30) days from the date such notice is given, or (ii) immediately at any time without prior notice to Seller upon and after the occurrence of an Event of Default (as defined below). This Agreement shall continue uninterrupted unless terminated as herein provided. As used herein, the term "Anniversary Date" shall mean the last day of the month occurring twelve (12) months from the date hereof or the same date in any year thereafter.

(b)          Effect of Termination. Unless sooner demanded, all Obligations (direct and contingent) shall become due and payable upon termination of this Agreement; provided, however, Greystone may withhold any balances owing to Seller unless Greystone is supplied with an indemnity satisfactory to Greystone to cover the following with respect to proceeds received by Greystone through the date of termination: (i) all returned checks; and (ii) all preference claims for which Seller or Greystone received written notice of prior to the date of termination, Termination of this Agreement shall not affect the rights and obligations of the parties hereunder with respect to transactions occurring on or prior to the date of such termination, and this Agreement shall continue to govern the rights and obligations of the parties hereto with respect to Accounts purchased by Greystone from Seller on or prior to the date of such termination. All security interests granted or contemplated by this Agreement shall survive the termination of this Agreement until all Obligations have been paid to Greystone and Seller has performed all its obligations to Greystone under Section 12(a) above.

13. EVENTS OF DEFAULT AND REMEDIES.

(a)           Events of Default. An "Event of Default" shall be deemed to have occurred under this Agreement upon: (i) Seller's failure to pay any Obligation when due, (ii) any representation or warranty made by Seller hereunder shall be false or misleading in any respect when made or deemed made and, with respect to the representations contained in Section 5(b), Seller (1) shall not have notified Greystone of such misrepresentation within one (1) Business Day after any employee or officer of Seller becomes aware of such misrepresentation, and (2) shall not have cured any Reserve Deficiency or any deficiency in the Minimum Equity Advance caused by such misrepresentation within three (3) Business Days after any employee or officer of Seller becomes aware of such misrepresentation, (iii) Seller's breach of any covenant contained in Sections 6(c), 6(e) or 6(1), which are not cured within five (5) Business Days of its occurrence , (iv) Seller's breach of any covenant in Sections 6(i) or 6(j) which are not cured within five (5) Business Days after Seller's receipt of written notice from Greystone, (v) Seller's breach of any covenant contained in Sections 5(a)(iii) which are not cured within five (5) Business Days after any employee or officer of Seller becomes aware of such breach, (vi) Seller's breach of any covenant or agreement contained herein (other than those set forth in clause (iii), (iv) and (v) above), (vii) the filing of any federal or state tax lien or the issuance of a notice of levy, assessment, injunction or attachment against any assets of Seller which is not cured to Greystone's satisfaction within thirty (30) days after any such filing or issuance (Seller acknowledging that Greystone, at its option, may cease Advances during such cure period), (viii) the cessation of the business of Seller or the calling of a meeting of the creditors of Seller; (ix) Parent fails to own at least 80% of the ownership interests of Seller or the pledge of any of the ownership interests of Seller; (x) Brad Bernstein ceases to be the President and Managing Member of Seller and a replacement officer with equivalent responsibility is not hired within 30 Business Days who is acceptable to Greystone using its Business Judgment; (xi) the commencement by or against Seller of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law; or (xii) a material adverse change shall have occurred in the financial condition or operations of Seller.

(b)           Remedies. Upon and after the occurrence of an Event of Default and after the acceleration of the Obligations (whether by Greystone or by operation of law), this Agreement may be terminated by Greystone immediately at any time, without notice to Seller, and all Obligations shall, at Greystone's option and without notice or demand of any kind (all of which Seller hereby expressly waives), become due and payable immediately. Further, Greystone may remove, from any premises where the same may be located, any and all documents, instruments, books, records and files (and any receptacles or cabinets containing the same) pertaining to the Accounts, Client Factoring Documents, or other Collateral and/or Greystone may use (at Seller's expense) such of Seller's personnel, supplies and space at Seller's place of business or elsewhere, as may be necessary to properly administer and enforce Greystone rights in the Accounts and any other Collateral hereunder, and to facilitate the collection thereof and realization thereon. Greystone may also exercise al rights and remedies under the Client Factoring Agreements. Greystone may sell, assign or otherwise dispose of the Accounts and any returned, reclaimed or repossessed inventory, goods or other property relating thereto, whether held by Seller or by Greystone, at public or private sale, for cash, on credit or otherwise, at such price and on such terms as Greystone in its sole option and discretion may determine, and Greystone may bid or become purchasers at any such sale, or acquire an interest in or dispose of said property. With respect to any other Collateral, Greystone shall have all of the rights and remedies of a secured party under Article 9 of the Uniform Commercial Code. If notice of intended disposition of any Collateral is required by law, it is agreed that ten (10) days notice shall constitute reasonable notice. The net cash proceeds resulting from the exercise of any of the foregoing rights, after deducting all charges, costs and expenses (including reasonable attorneys' fees) shall be applied by Greystone to the payment or satisfaction of the Obligations, whether due or to become due, in such order as Greystone may elect, and Seller shall remain liable to Greystone for any deficiencies. Upon and after the occurrence of an Event of Default and after the acceleration of the Obligations (whether by Greystone or by operation of law), (i) Greystone is hereby authorized by Seller to notify postal authorities at any time to change the address for delivery of mail to Seller to such address as Greystone may designate, and to receive and open mail addressed to Seller to enable Greystone to carry out its rights under this Agreement, (ii) Greystone is authorized (at Greystone's option) to date and deliver the letter attached hereto as Exhibit "C" to the account debtors of Seller's Clients, and (iii) Greystone is authorized to exercise all rights and assume all obligations of Seller under all Client Factoring Documents.

If Greystone terminates this Agreement as a result of an Early Termination Default (as defined below) pursuant to Section 13(b) of this Agreement, Greystone may deem such action as an Early Termination by Seller which will require the Seller to pay Greystone the Early Termination Fee. As used herein, the term "Early Termination Default" shall mean (i) Seller's breach of any covenant or agreement contained in Subsections 6(b), 6(d), 6(g) with respect to Seller, 6(h) with respect to Seller, 8(b) and 8(c).

(c)    Default Rate. Upon the occurrence and during the continuation of an Event of Default, the Contract Rate in effect at such time shall be increased by 5.0% per annum (the "Default Rate").

14. MISCELLANEOUS.

(a)           Cumulative Rights. All rights, remedies and powers granted to Greystone in this Agreement, or in any other instrument or agreement given by Seller to Greystone or otherwise available to Greystone in equity or at law, are cumulative and may be exercised singularly or concurrently with such other rights as Greystone may have. Greystone shall not be deemed to have waived any of its rights or remedies unless the waiver is in writing and signed by Greystone. A waiver by Greystone of a right or remedy under this Agreement on one occasion is not a waiver of the right or remedy on any subsequent occasion.

(b)           Notices. Any notice or communication with respect to this Agreement shall be in writing sent by (i) personal delivery; (ii) expedited delivery service with proof of delivery; (iii) United States mail, postage prepaid, registered or certified mail, or (iv) telecopy (with receipt thereof confirmed by telecopier), addressed to each party thereto at its address set forth below their signature hereon or to such other address or to the attention of such other person as hereafter shall be designated in writing by the applicable party sent in accordance herewith. Any such notice or communication shall be deemed to have been given either at the time of personal delivery or, in the case of delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or in the case of telecopy, upon receipt.

(c)           Tombstone. Seller hereby agrees that Greystone may publicize the transaction contemplated by this Agreement in newspapers, trade and similar publications including without limitation, the publication of a "tombstone", all in a manner reasonably acceptable to Seller.

(d)           Severability. Each and every provision, condition, covenant and representation contained in this Agreement is, and shall be construed, to be a separate and independent covenant and agreement. If any term or provision of this Agreement shall to any extent be invalid or unenforceable, the remainder of the Agreement shall not be affected thereby.

(e)           Indemnity. Seller hereby indemnifies and agrees to hold Greystone and its officers, directors, owners, employees, attorneys, representatives, agents, affiliates and successors and assigns (collectively, the "Indemnified Persons") harmless against (i) any breach by Seller of any representation, warranty, covenant or agreement of Seller contained in this Agreement, (ii) any claim resulting from, in connection with or in any way relating to or arising out of the purchase of any Account hereunder, (iii) any claims or damages arising out of the manufacture, sale, possession or use of, or otherwise relating to, goods, or the performance of services, associated with or relating to accounts or related rights purchased (or with respect to which a security interest is granted) hereunder and (iv) any claim from any Client (collectively, the "Indemnified Claims"). THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH INDEMNIFIED CLAIMS ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY, OR ARE CAUSED, IN WHOLE OR IN PART, 13Y ANY NEGLIGENT ACT OR OMISSION OF ANY INDEMNIFIED PERSON, but shall exclude any of the foregoing resulting from such Indemnified Person's gross negligence or willful misconduct. If Seller or any third party ever alleges any gross negligence or willful misconduct by any Indemnified Person, the indemnification provided for in this Section shall nonetheless be paid upon demand, subject to later adjustment or reimbursement, until such time as a court of competent jurisdiction enters a final judgment as to the existence, extent and affect of the alleged gross negligence or willful misconduct. Upon notification and demand, Seller agrees to provide a defense to any Indemnified Claim and to pay all costs and expenses of counsel selected by any Indemnified Person in respect thereof. Any Indemnified Person against whom any Indemnified Claim may be asserted reserves the right to settle or compromise any such Indemnified Claim as such Indemnified Person may determine in its sole discretion, and the obligations of such Indemnified Person, if any, pursuant to any such settlement or compromise shall be deemed included within the Indemnified Claims. The provisions of this Section shall survive the termination of this Agreement.

(1)    Non-Solicitation; Confidentiality. Greystone agrees that, without Seller's prior written consent, Greystone will not, for a period of two (2) years after the Termination Date (i) solicit the employment of any employee of Seller, or (i) solicit, directly or indirectly, through Greystone or any of its affiliates, the purchase of any Account of any then- existing Client. As used in this paragraph, "solicit" shall not be deemed to include general advertising or general solicitations that are not targeted or directed specifically to employees of Seller. Notwithstanding the foregoing, the following shall not be deemed to be a violation of the provisions of this subsection: (i) if a Client reviews any marketing materials not specifically designed for or sent to such Client; (ii) if a Client reviews Greystone's website; or (iii) if the initial contact between Client and Greystone was initiated by (1) the Client or an agent representing such Client, or (2) one of Greystone's referral sources (as long as such referral source has not received the name of such Client from Greystone), as long as Greystone does not enter into a financing agreement with such Client during the two(2) year restrictive period. In connection with this Agreement, Seller may furnish to Greystone information, documents and materials pertaining to the operations, financial condition and projections of the Seller, its Clients and other aspects of the business of the Seller (the "Confidential Information"), Greystone acknowledges and agrees that the Confidential Information is confidential and proprietary in nature and that the Seller desires and requires that the Confidential Information remain confidential and proprietary. Greystone agrees to maintain the confidentiality of the Confidential Information and agrees to the terms and conditions set forth in the Agreement, as follows:

1.
The Confidential Information will be kept confidential and shall not be disclosed by Greystone in any manner whatsoever, in whole or in part, except (i) as required by law (including, without limitation, pursuant to interrogatory requests, subpoena or other process of law), (ii) as may be required to be disclosed to any state or federal regulatory agency responsible for the supervision and/or regulation of Greystone, or (iii) to Greystone's lender or possible participants as long as any such party agrees in writing not to disclose the Confidential Information pursuant to the same terms hereof and the possible participant or Greystone's lender is not a competitor of Seller, and (iv) with the prior written consent of Seller. Moreover, Greystone agrees that the Confidential Information will only be used for the purposes related to this Agreement.

2.
Paragraph 1 above shall not apply to any Confidential Information which (i) is or becomes generally available to the public other than as a result of a disclosure by Greystone, or (ii) has or becomes available to Greystone on a non-confidential basis from a source which is not prohibited from disclosing such information to Greystone by a legal, contractual or fiduciary obligation.

(g)          Benefits; Assignment. All grants, covenants and agreements contained in this Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, Seller may not delegate or assign any of its duties or obligations under this Agreement without the prior written consent of Greystone and any assignment without such consent shall be void. Greystone reserves the right to pledge, sell or assign its rights and obligations under this Agreement (including, without limitation, any Accounts purchased hereunder) in whole or in part to any person or entity. Without limiting the generality of the foregoing, Greystone may from time to time grant participations in all or any part of the Obligations to any person or entity on such terms and conditions as may be determined by Greystone in its sole and absolute discretion (subject to Section 14(f) above), provided that the grant of such participation shall not relieve Greystone of its obligations hereunder nor create any additional obligations of Seller. Seller consents to Greystone disclosing any financial and any other information available to Greystone concerning Seller to any prospective or actual participant, pledgee or assignee (subject to Section 14(f) above).

(h)          Captions. The captions in this Agreement are for convenience only and shall not define or limit the provisions hereof.

(i)          Governing Law; Venue; Submission to Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF, EXCEPT TO THE EXTENT PERFECTION AND THE EFFECT OF PERFECTION OR NON-PERFECTION OF THE SECURITY INTEREST GRANTED HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF TEXAS. THIS AGREEMENT IS PERFORMABLE BY THE PARTIES IN DALLAS COUNTY, TEXAS. SELLER AND GREYSTONE EACH AGREE THAT DALLAS COUNTY, TEXAS SHALL BE THE EXCLUSIVE VENUE FOR LITIGATION OF ANY DISPUTE OR CLAIM ARISING UNDER OR RELATING TO THIS AGREEMENT, AND THAT SUCH COUNTY IS A CONVENIENT FORUM IN WHICH TO DECIDE ANY SUCH DISPUTE OR CLAIM. SELLER AND GREYSTONE EACH CONSENT TO THE PERSONAL JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN DALLAS COUNTY, TEXAS FOR THE LITIGATION OF ANY SUCH DISPUTE OR CLAIM. SELLER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(j)      WAIVER OF JURY TRIAL. SELLER AND GREYSTONE EACH HEREBY IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY AT ANY TIME ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR ASSOCIATED HEREWITH.

(k)           Amendments. No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by the parties hereto.

(1)    Effectiveness of Agreement; Counterparts. This Agreement shall become effective only upon acceptance by Greystone at its offices in Dallas, Dallas County, Texas as evidenced by Greystone's signature hereon. This Agreement may be separately executed in any number of counterparts, each of which shall be an original, but all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by telecopy shall be equally as effective as delivery of a manually executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telecopy also shall deliver a manually executed counterpart of this Agreement but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

(m)           Joint and Several. If there is more than one entity or person that has executed this Agreement as the "Seller", each Seller acknowledges that it is jointly and severally liable for all of the Obligations under this Agreement. Each Seller expressly understands, agrees and acknowledges that (i) each Seller is an affiliated entity by common ownership of each other Seller, (ii) each Seller desires to have the availability of one common financing facility instead of separate financing facilities, (iii) each Seller has requested that Greystone extend such a common financing facility on the terms herein provided, (iv) Greystone will be financing against, and relying on a lien upon, all of Seller assets even though the proceeds of any particular financing made hereunder may not be advanced directly to a particular Seller, (v) Seller will nonetheless benefit by the making of all such financing by Greystone and the availability of a single financing facility of a size greater than each could independently warrant, and (vi) all of the representations, warranties, covenants, obligations, conditions, agreements and other terms contained in this Agreement shall be applicable to and shall be binding upon each Seller.

(n)        Usury Savings. It is the intention of the parties hereto to comply strictly with applicable usury laws; accordingly, notwithstanding any provision to the contrary in this Agreement, in no event whatsoever shall this Agreement require the payment or permit the payment, taking, reserving, receiving, collection or charging of any sums constituting interest under applicable laws which exceed the Maximum Rate. If any such excess interest is called for, contracted for, charged, taken, reserved, or received in connection with this Agreement, or in any communication by Greystone or any other person to Seller or any other person, or in the event all or part of the principal or interest shall be prepaid or accelerated, so that under any of such circumstances or under any other circumstance whatsoever the amount of interest contracted for, charged, taken, reserved, or received on the amount of principal actually outstanding from time to time under this Agreement shall exceed the Maximum Rate, then in any such event it is agreed as follows: (i) the provisions of this Subsection shall govern and control; (ii) neither Seller nor any other person or entity now or hereafter liable for payments under this Agreement shall be obligated to pay the amount of such interest to the extent such interest is in excess of the Maximum Rate; (iii) any such excess which is or has been received notwithstanding this subsection shall be credited against the then unpaid principal balance of the Obligations under this Agreement or, if this Agreement has been or would be paid in full by such credit, refunded to Seller, and (iv) the provisions of this Agreement, and any communication to Seller, shall immediately be deemed reformed and such excess interest reduced, without the necessity of executing any other document, to the maximum lawful rate allowed under applicable laws as now or hereafter construed by courts having jurisdiction hereof or thereof. Without limiting the foregoing, all calculations of the rate of interest contracted for, charged, taken, reserved, or received in connection herewith which are made for the purpose of determining whether such rate exceeds the Maximum Rate shall be made to the extent permitted by applicable law by amortizing, prorating, allocating and spreading during the period of the full term of this Agreement (including all prior and subsequent renewals and extensions), all interest at any time contracted for, charged, taken, reserved, or received. Seller and Greystone agree that Chapter 346 of the Texas Finance Code (which regulates certain revolving loan accounts and revolving tri-party accounts) shall not apply to any revolving loan accounts created under this Agreement or maintained in connection therewith. To the extent that Section 303 of the Texas Finance Code, as amended, is applicable to this Agreement, the applicable interest rate ceiling is the indicated "weekly" ceiling determined in accordance with such Section; provided that, if any applicable law permits greater interest, the law permitting the greatest interest shall apply.

(o)           True Sales. Seller and Greystone acknowledge and agree that the sale of Accounts contemplated and covered hereby are fully intended by the parties hereto as true sales governed by the provisions Section 306.103 of the Texas Finance Code and Section 9.109(e) of the Texas Business and Commerce Code, as each may be amended from time to time, and, accordingly, any discount in or charged to purchase Accounts is not interest and the legal and equitable title in all of Seller's Accounts sold to and purchased by Greystone from time to time hereunder will pass to Greystone.

(p)           ENTIRE AGREEMENT. THIS AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREIN AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. THIS AGREEMENT ALSO AMENDS AND SUPERSEDES ANY OF THE TERMS OF ANY PRIOR WRITTEN AGREEMENTS WITH RESPECT TO THE MATTERS SET FORTH IN THIS AGREEMENT.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

THE UNDERSIGNED have entered into this Agreement effective as of the date first written above.

GREYSTONE COMMERCIAL SERVICES LP	ANCHOR FUNDING SERVICES, LLC

/s/ Jeffrey P. Kassing	/s/ Brad Bernstein
Jeffrey P. Kassing	Brad Bernstein
President	President of Anchor Funding Services, LLC and President of Anchor Funding Services, Inc., the Sole Member of Anchor Funding Services, LLC

Address: 8144 Walnut Hill Lane Suite 900 Dallas, Texas 75231 Attn: Legal Department Telecopy No. (214) 987-7381	Address: 10801 Johnston Road Suite 210 Charlotte, NC 28226 Attn: Brad Bernstein Telecopy No. (704) 542-4724